Filed pursuant to Rule 424(b)(5)

Registration No. 333-239569

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common stock, par value per share $0.4867	$75,000,000	$9,735

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-239569) in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 30, 2020)

Up to $75,000,000

Chesapeake Utilities Corporation

Common Stock

We have entered into an equity distribution agreement (the “Distribution Agreement”) with RBC Capital Markets, LLC, BofA Securities, Inc., Janney Montgomery Scott LLC, Wells Fargo Securities, LLC, Guggenheim Securities, LLC, Maxim Group LLC, Sidoti & Company, LLC, and Siebert Williams Shank & Co., LLC (collectively, the “Sales Agents” and each, individually, a “Sales Agent”) relating to the shares of our common stock, par value $0.4867 per share, offered by this prospectus supplement and the accompanying base prospectus (together, this “Prospectus”). In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our common stock from time to time having an aggregate offering price of up to $75,000,000 through the Sales Agents, acting as our sales agents, or directly to the Sales Agents, acting as principals.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CPK.” On August 14, 2020, the last reported sale price of our common stock on the NYSE was $85.39 per share.

Sales of our common stock, if any, under this Prospectus will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock, but each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell shares designated by us in accordance with the Distribution Agreement. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We will pay each Sales Agent a commission of up to 2% of the gross sales price of any shares of our common stock sold through it pursuant to this Prospectus. In connection with the sale of shares of our common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” for further information.

Pursuant to the terms of the Distribution Agreement, we may also sell shares of our common stock to any of the Sales Agents, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent as principal, we will enter into a separate agreement with that Sales Agent.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC Capital Markets	BofA Securities	Janney Montgomery Scott	Wells Fargo Securities
Guggenheim Securities	Sidoti & Company	Maxim Group LLC	Siebert Williams Shank

The date of this prospectus supplement is August 17, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of an automatic shelf registration statement on Form S-3ASR (File No. 333-239569) that we filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2020 as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Pursuant to this shelf registration process, we may sell shares of our common stock under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this Prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided, that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

Before investing in our common stock, you should read in their entirety this prospectus supplement, the accompanying prospectus, and any free writing prospectus, including the information under the caption “Where You Can Find More Information,” as well as the documents incorporated by reference. This Prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed with the SEC, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus.

Neither we nor the Sales Agents have authorized any other party to provide you with information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates.

References in this Prospectus to the “Company,” “Chesapeake Utilities,” “we,” “us,” and “our” refer to Chesapeake Utilities Corporation and its consolidated subsidiaries, unless the context indicates another meaning. Unless expressly incorporated by reference, information contained on or made available through our website is not a part of this Prospectus. Capitalized terms used but not defined in this prospectus supplement shall have the meanings ascribed to them in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this Prospectus. Because this is a summary, it is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and this offering of our common stock, we encourage you to read in their entirety this Prospectus, including the information under the caption “Where You Can Find More Information,” as well as the documents incorporated by reference. You should also read “Risk Factors” beginning on page S-6 of this prospectus supplement and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are incorporated by reference in this Prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, for more information about important risks that you should consider before making a decision to purchase any shares of our common stock in this offering.

Our Business

Chesapeake Utilities Corporation is a Delaware corporation formed in 1947 with operations primarily in the Mid-Atlantic region, Florida, and Ohio. Our operations consist of a diversified portfolio of energy delivery businesses including natural gas transmission and distribution; electricity generation and distribution; propane gas operations; mobile compressed natural gas (“CNG”) services; and other businesses. Chesapeake Utilities recently announced its two latest projects, which include entry and investment into the renewable natural gas arena.

Our strategy is to consistently produce industry leading total shareholder return by profitably investing capital into opportunities that leverage our skills and expertise in energy transmission and distribution to achieve high levels of service and growth, in addition to top quartile performance relative to our peers in regards to return on equity, earnings growth, dividend growth and total shareholder return. The key elements of our strategy include:

•	capital investment in growth opportunities that generate our target returns;

•	expanding our energy transmission and distribution operations within our existing service areas as well as into new geographic areas;

•	providing new services in our current service areas;

•	expanding our footprint in potential growth markets through strategic acquisitions that complement our businesses;

•	entering new energy markets and businesses that complement our existing operations and growth strategy; and

•	operating as a customer-centric full-service energy supplier/partner/provider, while providing safe and reliable service that leads to a more sustainable energy future.

Our employees strive to build meaningful connections that generate opportunities to grow our businesses, develop new markets, and enrich the communities in which we live, work, and serve.

Operating Segments

We operate within two reportable segments: Regulated Energy and Unregulated Energy. The remainder of our operations is presented as “Other businesses and eliminations.” These segments are described below.

Regulated Energy

Our regulated energy businesses are comprised of natural gas and electric distribution as well as natural gas transmission services.

Revenues in this operating segment are based on rates regulated by the public services commission (“PSC”) in the states in which we operate or, in the case of Eastern Shore Natural Gas Company (“Eastern Shore”), which is an interstate business, by the Federal Energy Regulatory Commission (the “FERC”). The rates are designed to generate revenues to recover all prudent operating and financing costs and provide a reasonable return for our stockholders. Each of our distribution and transmission operations has a rate base, which generally consists of the original cost of the operation’s plant, less accumulated depreciation, working capital, and other assets. For our Delmarva natural gas operations and Eastern Shore, rate base also includes deferred income tax liabilities and other additions or deductions. Our Regulated Energy operations in Florida do not include deferred income tax liabilities in their rate base.

Our natural gas and electric distribution operations bill customers at standard rates approved by their respective state PSC. Each state PSC allows us to negotiate rates, based on approved methodologies, for large customers that can switch to other fuels.

Our natural gas and electric distribution operations earn profits on the delivery of natural gas or electricity to customers. The cost of natural gas or electricity that we deliver is passed through to customers under PSC-approved fuel cost recovery mechanisms. The mechanisms allow us to adjust our rates on an ongoing basis without filing a rate case to recover changes in the cost of the natural gas and electricity that we purchase for customers. Therefore, while our distribution operating revenues fluctuate with the cost of natural gas or electricity we purchase, our distribution margin (which we define as operating revenues less purchased gas or electric cost) is generally not impacted by fluctuations in the cost of natural gas or electricity.

Our natural gas transmission operations bill customers under rate schedules approved by the FERC or at rates negotiated with customers.

Unregulated Energy

Our propane operations sell propane to residential, commercial/industrial, wholesale and AutoGas customers, in the Mid-Atlantic region, through Sharp Energy, Inc. and Sharpgas, Inc., and in Florida through Florida Public Utilities Company (“FPU”) and Flo-gas Corporation. We deliver to and bill our propane customers based on two primary customer types: bulk delivery customers and metered customers. Bulk delivery customers receive deliveries into tanks at their location. We invoice and record revenues for these customers at the time of delivery. Metered customers are either part of an underground propane distribution system or have a meter installed on the tank at their location. We invoice and recognize revenue for these customers based on their consumption as dictated by scheduled meter reads. As a member of AutoGas Alliance, we install and support propane vehicle conversion systems for vehicle fleets and provide on-site fueling infrastructure.

Aspire Energy of Ohio, LLC (“Aspire Energy”) owns approximately 2,700 miles of natural gas pipeline systems in 40 counties in Ohio. The majority of Aspire Energy’s revenues are derived from long-term supply agreements with Columbia Gas of Ohio and Consumers Gas Cooperative, which together serve more than 21,000 end-use customers. Aspire Energy purchases natural gas to serve these customers from conventional products in the Marcellus and Utica natural gas production areas. In addition, Aspire Energy earns revenue by gathering and processing natural gas for customers.

Eight Flags Energy, LLC (“Eight Flags”) generates electricity and steam at its combined heat and power plant located on Amelia Island, Florida. The plant is powered by natural gas transported by Peninsula Pipeline Company, Inc. and our Florida natural gas distribution operation and produces approximately 21 megawatts of electricity and 75,000 pounds per hour of steam. Eight Flags sells the electricity generated from the plant to our Florida electric distribution operation and sells the steam to the customer who owns the site on which the plant is located, both under separate 20-year contracts.

Marlin Gas Services, LLC (“Marlin Gas Services”) is a supplier of mobile CNG and pipeline solutions, primarily to utilities and pipelines. Marlin Gas Services provides temporary hold services, pipeline integrity services, emergency services for damaged pipelines, and specialized gas services for customers who have unique requirements. These services are provided by a highly trained staff of drivers and maintenance technicians who safely perform these functions throughout the eastern United States. Marlin Gas Services maintains a fleet of steel tube CNG trailers, composite CNG trailers, mobile compression equipment, and an internally developed patented regulator system that allows for delivery of over 7,000 dekatherms per day of natural gas. Marlin Gas Services continues to actively expand the territories it serves, as well as leverage its patented technology to potentially serve liquefied natural gas and renewable natural gas transportation needs. In June and July 2020, we announced two new projects on the Delmarva Peninsula. For the first time, Marlin Gas Services will transport renewable natural gas to Eastern Shore’s pipeline system for ultimate delivery to the Company’s Delmarva distribution system customers.

In the third and fourth quarters of 2019, we reached agreements with four entities to sell the assets and contracts of Peninsula Energy Services Company, Inc. (“PESCO”). These transactions closed during the fourth quarter of 2019. As a result of the sale, we have fully exited the natural gas marketing business, which provided natural gas management and supply services to commercial and industrial customers in Florida, Delaware, Maryland, Pennsylvania, Ohio, and other states. Accordingly, PESCO’s historical financial results are reflected in our consolidated financial statements as discontinued operations, which required retrospective application to financial information for all periods presented.

Other Businesses and Eliminations

Other businesses and eliminations consists primarily of subsidiaries that own real estate leased to affiliates, eliminations of inter-segment revenue, and corporate costs, which are not directly attributable to a specific business unit.

Corporate Information

Our principal executive office is located at 909 Silver Lake Boulevard, Dover, Delaware 19904, and our telephone number is (302) 734-6799. Our website address is http://www.chpk.com. Information on our website does not constitute part of this Prospectus.

THE OFFERING

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Plan of Distribution	An “at-the-market offering” that may be made from time to time through RBC Capital Markets, LLC, BofA Securities, Inc., Janney Montgomery Scott, LLC, Wells Fargo Securities, LLC, Guggenheim Securities, LLC, Maxim Group LLC, Sidoti & Company, LLC, and Siebert Williams Shank & Co., LLC, as the Sales Agents using commercially reasonable efforts consistent with each such Sales Agent’s normal trading and sales practices and applicable law and regulation. No Sales Agent is required to sell any specific number of dollar amount of our common stock. Pursuant to the terms of the Distribution Agreement, we may also sell shares of our common stock to any of the Sales Agents, acting as a principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent, as principal, we will enter into a separate agreement with that Sales Agent. See the section entitled “Plan of Distribution (Conflicts of Interest).”

Risk Factors	Investing in our common stock involves risks. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus, and all other information set forth in this Prospectus, including the information incorporated by reference herein, before deciding to invest in our common stock.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the Sales Agents’ commissions and related offering expenses payable by us, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

NYSE Symbol	“CPK”

Conflicts of Interest	Because certain affiliates of RBC Capital Markets, LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility and in certain cases, under unsecured bilateral lines of credit, and may receive a portion of the net proceeds from the sale of shares of our common stock if we use such proceeds to repay borrowings thereunder, they may be deemed to have a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Therefore, the offering will be made in compliance with such rule. See the section entitled “Plan of Distribution (Conflicts of Interest)” for additional information.

RISK FACTORS

An investment in our common stock involves risks. You should read carefully the risks and uncertainties described below and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are incorporated by reference in this Prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, in addition to the other information set forth or incorporated by reference in this Prospectus, before making an investment decision. To the extent the coronavirus (“COVID-19”) pandemic adversely affects our business and financial results in the future, it may also have the effect of exacerbating many of the other risks described in this “Risk Factors” section, and under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above. Also, these risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

Additional Risks Related to this Offering

The market price of our common stock may fluctuate significantly, which could negatively affect us and our stockholders.

The market price of our common stock may fluctuate from time to time as a result of many factors, including but not limited to:

•	Investors’ perceptions of our prospects and the prospects of the energy and commodities markets;

•	Investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	The difference between our actual financial and operating results and those expected by investors and analysts;

•	Changes in analyst reports, recommendations, or earnings estimates regarding us, other comparable companies, or the industry generally, and our ability to meet those estimates;

•	Actual or anticipated fluctuations in quarterly financial and operating results;

•	Volatility in the equity securities market;

•	Sales, or anticipated sales, of large blocks of our common stock;

•	Impacts from regulatory changes, including changes resulting from environmental, climate change, electrification, or decarbonization legislation and regulatory initiatives; and

•	The impacts of an outbreak of a pandemic, including the outbreak of the COVID-19 pandemic, on our business, results of operations, and financial condition.

We cannot predict the effect that issuances or sales of our common stock, including pursuant to this offering, may have on the market price for our common stock. The issuance and sale of substantial amounts of our common stock, including issuances and sales pursuant to this offering, could adversely affect the market price of our common stock. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus, and those disclosed under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above.

We have broad discretion in the use of the net proceeds we receive from this offering, and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may use the net proceeds in a manner that does not increase the value of your investment. Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will need to rely upon the judgement of our management with respect to the use of the net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

We plan to sell shares of our common stock in “at-the-market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock.

Future sales of shares of our common stock or our preferred stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate. We may also raise capital by issuing preferred stock that has dividend, voting, liquidation, or other rights and preferences that are senior to our common stock. The preferred stock may also be convertible into shares of our common stock, which may dilute the value of our common stock. Our board of directors has the authority to issue preferred stock without seeking stockholder approval. See “Description of Capital Stock” in the accompanying prospectus.

We may be unable to continue paying a regular dividend and the failure to do so could adversely affect the market price of our common stock.

Our ability to continue paying regular dividends is based on many factors, including the success of our operations, the level of demand for our services, the rates we can charge our customers, environmental and other regulations, and our liquidity needs, which may vary substantially from our estimates. Many of these factors are beyond our control and a change in any of these factors could affect our ability to pay or maintain payment of dividends. In addition, terms of our credit facilities may limit our ability to pay dividends to stockholders. Any additional debt we incur may contain similar restrictions, and the resulting increase in our level of indebtedness may limit our ability to pay dividends under our existing credit facilities. Our failure to continue paying regular dividends could adversely affect the market price of our common stock.

FORWARD-LOOKING INFORMATION

This Prospectus includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast,” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are incorporated by reference in this Prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, as well as the following:

•

state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

•

the outcomes of regulatory, environmental and legal matters, including whether pending matters are resolved within current estimates and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of climate change, including the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	the impact of significant changes to current tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	possible increased federal, state, and local regulation of the safety of our operations;

•	the inherent hazards and risks involved in transporting and distributing natural gas and electricity;

•

the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control ) on demand for electricity, natural gas, propane, or other fuels;

•

risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	adverse weather conditions, including the effects of hurricanes, ice storms, and other damaging weather events;

•	customers’ preferred energy sources;

•	industrial, commercial, and residential growth or contraction in our markets or service territories;

•	the effect of competition on our businesses from other energy suppliers and alternative forms of energy;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward, and future market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to transmission systems, establishing and maintaining key supply sources; and expanding natural gas and electric markets;

•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

•

our ability to access the credit and capital markets to execute our business strategy, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•

the ability to successfully execute, manage and integrate a merger, acquisition, or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition, or divestiture;

•

the impact on our costs and funding obligations, under our pension and other post-retirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train, and retain appropriately qualified personnel;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and

•

risks related to the outbreak of a pandemic, including the outbreak of COVID-19, taking into consideration the duration and scope of the pandemic and the corresponding impact on our supply chains, our personnel, our contract counterparties, general economic conditions and growth, and the financial markets.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our common stock from time to time having aggregate sales proceeds up to $75,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully use the Distribution Agreement with the Sales Agents as a source of financing.

We currently intend to use the net proceeds from this offering, after deducting the Sales Agents’ commissions and related offering expenses payable by us, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes. We will retain broad discretion over the use of the net proceeds from the sale of our common stock by us.

DIVIDEND POLICY

We have paid a quarterly cash dividend on our common stock for 59 consecutive years. We have typically paid dividends four times a year: January, April, July, and October. Dividends are payable at the discretion of our board of directors. Future payment of dividends, and the amount of these dividends, will depend upon future earnings, cash flow, financial requirements, and other factors. We cannot assure you that we will pay a dividend at any time in the future or that we will maintain or raise the level of dividends in the future. Our board of directors can elect at any time and for an indefinite duration, not to declare dividends on our common stock. Indentures to certain long-term debt contain various restrictions, which limit our ability to pay dividends. Our subsidiary, FPU, has issued first mortgage bonds, which are due in 2022 and contain a similar restriction that limits its payment of dividends to us. Finally, our subsidiary, Elkton Gas Company, cannot pay dividends to us if our senior secured debt is rated below investment grade by two of the three major credit rating agencies or the dividend payment results in its rolling 12-month average equity ratio falling below 48%.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an Equity Distribution Agreement (which we refer to as the “Distribution Agreement”) with RBC Capital Markets, LLC, BofA Securities, Inc., Janney Montgomery Scott LLC, Wells Fargo Securities, LLC, Guggenheim Securities, LLC, Maxim Group LLC, Sidoti & Company, LLC, and Siebert Williams Shank & Co., LLC (which we refer to collectively as the “Sales Agents” and, individually, as a “Sales Agent”), under which we may offer and sell from time to time up to $75,000,000 of our shares of common stock through any of the Sales Agents, acting as our sales agent. Sales of our shares of common stock, if any, under this Prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Sales Agent.

Each Sales Agent will offer our common stock subject to the terms and conditions of the Distribution Agreement on a daily basis or as otherwise as agreed upon by us and such Sales Agent. We will designate the maximum amount of our common stock to be sold through a Sales Agent on a daily basis or otherwise determine such maximum amount together with such Sales Agent. Once we have so instructed a Sales Agent, unless such Sales Agent declines to accept the terms of such notice, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct the Sales Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. No Sales Agent will be obligated to use its reasonable efforts to sell our common stock at any price below the designated price. The Sales Agents or we may suspend the offering of our common stock under the Distribution Agreement upon proper notice and subject to other conditions. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

The settlement for sales of shares of our common stock is generally anticipated to occur, unless the parties agree otherwise, on the second trading day following the date on which the sale was made in return for payment of the net proceeds or gross sales price to us. Sales of shares of our common stock as contemplated in this Prospectus will be settled through the facilities of such Sales Agent or by such other means as we and such Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay each Sales Agent a commission up to 2.0% of the gross sales price of the shares of our common stock sold through such Sales Agent under the Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse each Sales Agent for the reasonable fees and disbursements of its counsel, payable upon execution of the Distribution Agreement, in addition to certain ongoing disbursements of legal counsel. The remaining sale proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such shares. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agents under the Distribution Agreement, will be approximately $250,000.

Each Sales Agent will provide written confirmation to us (which may be by electronic mail) as soon as is reasonably practicable following the close of trading of the NYSE each day in which shares of our common stock are sold by such Sales Agent for us under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the net proceeds to us, and the compensation payable by us to such Sales Agent with respect to such sales.

In connection with the sale of our common stock on our behalf, a Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act. We have also agreed to contribute to payments that the Sales Agent may be required to make in respect of such liabilities.

If any Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.

The offering of the shares of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement as permitted therein. We and each Sales Agent may each terminate the Distribution Agreement at any time. This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Distribution Agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 17, 2020 and is incorporated by reference in this Prospectus.

Conflicts of Interest

Affiliates of RBC Capital Markets, LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC are lenders under our revolving credit facility, and affiliates of BofA Securities, Inc. are lenders under several unsecured bilateral lines of credit, and may receive a portion of the net proceeds from the sale of shares of our common stock if we use such proceeds to repay borrowings thereunder. Because of this relationship, they may be deemed to have a “conflict of interest” under FINRA Rule 5121. Therefore, the offering will be made in compliance with such rule. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule. If the offering is conducted in accordance with FINRA’s Rule 5121, such Sales Agents would not be permitted to confirm a sale to an account over which they exercise discretionary authority without first receiving specific written approval from the account holder.

The Sales Agents and their affiliates may also in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates. The Sales Agents have received, or may in the future receive, customary fees and commissions for these transactions.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K/A (for the sole purpose of amending the Exhibits contained in Item 15(a)(3) of Part IV of the Annual Report on Form 10-K), for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP), an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance on the report of Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of our common stock will be passed upon by Baker & Hostetler LLP, Orlando, Florida. Bracewell LLP, New York, New York, is acting as counsel for the Sales Agents in connection with this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this Prospectus or any related prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, and Amendment No. 1 to our Annual Report on Form 10-K/A, filed on June 29, 2020;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 5, 2020;

(c)	Our Definitive Proxy Statement on Schedule 14A filed on April 8, 2020;

(d)

Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on January  16, 2020, February  14, 2020, April  28, 2020, May  12, 2020, May  12, 2020, June  1, 2020, and August 17, 2020; and

(e)

The description of our common stock contained in Exhibit 4.12 to Amendment No. 1 to our Annual Report on Form 10-K/A, filed on June 29, 2020, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities to which this Prospectus relates will automatically be deemed to be incorporated by reference in this Prospectus and a part of this Prospectus from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this Prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to the Shareholder Services Manager, Chesapeake Utilities Corporation, P.O. Box 615, Dover, Delaware 19903-0615, or by calling one of the following telephone numbers: (302) 734-6716 or toll-free (888) 742-5275. We also maintain a website that contains additional information about us at http://www.chpk.com. Except as provided above, no other information, including information on our website, is incorporated by reference in this Prospectus.

You should rely only on the information incorporated by reference or set forth in this Prospectus, which includes this prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this Prospectus to sell securities if it is accompanied by this prospectus supplement. We are offering these securities only in states where the offer is permitted.

You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on the front pages of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such filings are available to the public on the SEC’s website at http://www.sec.gov. Information about us, including our filings, is also available on our website at http://www.chpk.com; however, that information is not part of this Prospectus.

We have filed a registration statement, of which this Prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and our common stock. You may obtain a copy of the registration statement and exhibits without charge through the SEC’s website set forth above.

PROSPECTUS

Chesapeake Utilities Corporation

Common Stock

We may offer, from time to time in one or more offerings, in amounts, at prices, and on terms that we will determine at the time of offering, shares of our common stock, par value per share $0.4867 (the “Common Stock”). We will provide the specific terms of any offering of Common Stock in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update, or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

We may sell Common Stock on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange under the symbol, “CPK.” The last reported sale price of our Common Stock on the New York Stock Exchange on June 26, 2020 was $80.50 per share.

Investing in our Common Stock involves risks. See “Risk Factors” on page 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 30, 2020.

We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after its date, even though this prospectus or a supplement is delivered or securities are sold on a later date.

FORWARD-LOOKING INFORMATION

This prospectus and the applicable prospectus supplements include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “plan,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K and in the periodic reports that we file with the Securities and Exchange Commission (the “SEC”), as well as the following:

•

state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

•

the outcomes of regulatory, environmental, and legal matters, including whether pending matters are resolved within current estimates and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of climate change, including the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	the impact of significant changes to current tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	possible increased federal, state, and local regulation of the safety of our operations;

•	the inherent hazards and risks involved in transporting and distributing natural gas and electricity;

•

the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control ) on demand for electricity, natural gas, propane, or other fuels;

•

risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	adverse weather conditions, including the effects of hurricanes, ice storms, and other damaging weather events;

•	customers’ preferred energy sources;

•	industrial, commercial and residential growth or contraction in our markets or service territories;

•	the effect of competition on our businesses from other energy suppliers and alternative forms of energy;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward, and future market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to transmission systems, establishing and maintaining key supply sources; and expanding natural gas and electric markets;

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•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

•

our ability to access the credit and capital markets to execute our business strategy, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•

the ability to successfully execute, manage and integrate a merger, acquisition, or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition or divestiture;

•

the impact on our costs and funding obligations, under our pension and other post-retirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train, and retain appropriately qualified personnel;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and

•

risks related to the outbreak of a pandemic, including the outbreak of the coronavirus, taking into consideration the duration and scope of the pandemic and the corresponding impact on our supply chains, our personnel, our contract counterparties, general economic conditions and growth, and the financial markets.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” the “Registrant,” or “Chesapeake Utilities” mean Chesapeake Utilities Corporation and its subsidiaries. When we refer to our “Certificate of Incorporation,” we mean Chesapeake Utilities Corporation’s Amended and Restated Certificate of Incorporation, and when we refer to our “Bylaws,” we mean Chesapeake Utilities Corporation’s Amended and Restated Bylaws, as amended from time to time.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such filings are available to the public on the SEC’s website at http://www.sec.gov. Information about us, including our filings, is also available on our website at http://www.chpk.com; however, that information is not part of this prospectus or any accompanying prospectus supplement.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and our Common Stock. You may obtain a copy of the registration statement and exhibits without charge through the SEC’s website set forth above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 26, 2020, and Amendment No. 1 to our Annual Report on Form 10-K/A, filed on June 29, 2020;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020;

(c)	Our definitive Proxy Statement on Schedule 14A filed on April 8, 2020;

(d)	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 16, 2020, February 14, 2020, April 28, 2020, May 12, 2020, May 12, 2020 and June 1, 2020; and

(e)

The description of our Common Stock contained in Exhibit 4.12 to Amendment No. 1 to our Annual Report on Form 10-K/A, filed on June 29, 2020, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

Any person to whom a copy of this prospectus is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to the Shareholder Services Manager, Chesapeake Utilities Corporation, P.O. Box 615, Dover, Delaware 19903-0615, telephone numbers: (302) 734-6716 or toll-free (888) 742-5275. We also maintain a website that contains additional information about us at http://www.chpk.com. Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are offering these securities only in states where the offer is permitted.

You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front pages of these documents.

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THE COMPANY

Chesapeake Utilities is a Delaware corporation formed in 1947. We are an energy delivery company engaged, through our operating divisions and subsidiaries, in regulated energy, unregulated energy, and other businesses. We operate primarily in the Mid-Atlantic region and in Florida, Pennsylvania, and Ohio and provide natural gas transmission and distribution; electric generation and distribution; propane distribution; mobile natural gas utility and pipeline solutions; steam generation; and other energy-related services. Our strategy is focused on growing earnings from a stable utility foundation and investing in related businesses and services that provide opportunities for returns greater than traditional utility returns. We are focused on identifying and developing opportunities across the energy value chain, with emphasis on midstream and downstream investments that are accretive to earnings per share and consistent with our long-term growth strategy.

We operate within two reportable segments: Regulated Energy and Unregulated Energy. The Regulated Energy segment includes our natural gas transmission, natural gas distribution, and electric distribution operations. All operations in this segment are regulated, as to their rates and service, by the Public Service Commission (“PSC”) having jurisdiction in each state in which we operate or by the Federal Energy Regulatory Commission (“FERC”) in the case of Eastern Shore Natural Gas Company, our wholly-owned natural gas transmission subsidiary. The Unregulated Energy segment includes natural gas transmission, electricity and steam generation, propane distribution, and mobile natural gas utility and pipeline solutions.

The remainder of our operations is presented as “Other businesses and eliminations,” which consists of unregulated subsidiaries that own real estate leased to Chesapeake Utilities, as well as certain corporate costs not allocated to other operations.

Our principal executive office is located at 909 Silver Lake Boulevard, Dover, Delaware 19904, and our telephone number is (302) 734-6799. Our website address is http://www.chpk.com. Information on our website does not constitute part of this prospectus.

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RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus and the applicable prospectus supplement before making an investment decision. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, which include (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and (iii) documents we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of our Common Stock will be added to our general corporate funds and may be used for general corporate purposes including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of Chesapeake Utilities. Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Common Stock is not subject to redemption by us.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Shares of preferred stock may be issued by us from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by our stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional, or other special rights and qualifications as the Board of Directors may, in its discretion, determine, including, but not limited to: (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividend rights, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) our right, if any, to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, that the stockholders of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of Chesapeake Utilities; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by us of, our Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of Chesapeake Utilities.

Certificate of Incorporation Provisions Relating to a Change in Control

Under our Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of our capital stock is required to approve a merger or consolidation of Chesapeake Utilities with, or the sale of substantially all of our assets or business to, any other corporation (other than a corporation 50% or more of the common stock of which is owned by us), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of the outstanding shares of our Common Stock, unless the transaction is approved by our Board of Directors prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of the outstanding shares of common stock. In addition, our Certificate of Incorporation provides for a classified Board of Directors under which approximately one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and the classified Board of Directors may have the effect of delaying, deferring, or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested

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stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of the stockholders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to any applicable prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any such methods of sale.

The name of any underwriter or agent involved in the offer and sale of such securities will be included in the applicable prospectus supplement.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The distribution of securities offered pursuant to any applicable prospectus supplement may occur:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at-the-market offerings.” We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

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Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the applicable prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions, or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain, or otherwise affect the price of such securities. We will describe any such activities in the applicable prospectus supplement. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction, or other process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

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If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the applicable prospectus supplement. Likewise, the aggregate principal amount of the securities sold pursuant to delayed delivery contracts will not be less or more than the respective amounts stated in the applicable prospectus supplement. We may make delayed delivery contracts with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Delayed delivery contracts will always be subject to our approval. Delayed delivery contracts will not be subject to any conditions except the following:

(a)

The purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(b)

If the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

Certain of the underwriters or their affiliates may, but will not necessarily, be customers of, engage in transactions with or perform services for us or one or more of our subsidiaries in the ordinary course of our and/or their business. It is also possible that certain of the underwriters or their affiliates may be affiliates of banking institutions or other financial services firms with which we or one or more of our subsidiaries has a pre-existing business relationship.

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EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K/A (for the sole purpose of amending the Exhibits contained in Item 15(a)(3) of Part IV of the Annual Report on Form 10-K), for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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LEGAL MATTERS

The validity of the Common Stock will be passed upon by Baker & Hostetler LLP, Orlando, Florida. Any underwriters, dealers, or agents may also be advised about other legal matters relating to any offering of the securities made pursuant to this prospectus by their own counsel, which will be named in the applicable prospectus supplement.

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CHESAPEAKE UTILITIES CORPORATION

Up to $75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

RBC Capital Markets	BofA Securities	Janney Montgomery Scott	Wells Fargo Securities
Guggenheim Securities	Sidoti & Company	Maxim Group LLC	Siebert Williams Shank

August 17, 2020